UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2022

INVITAE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36847	27-1701898
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 16th Street, San Francisco, California	94103
(Address of principal executive offices)	(Zip Code)

(415) 374-7782

(Registrant’s telephone number,

including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NVTA	The New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retention Awards

On August 22, 2022, upon the recommendation of the Compensation Committee of the Board of Directors (the “Board”) of Invitae Corporation (the “Company”), the Board approved grants of retention restricted stock units (“Retention RSUs”) under the Company’s 2015 Stock Incentive Plan (the “2015 Plan”) to certain of the Company’s executive officers. The Retention RSUs will vest 100% on August 15, 2023, assuming the applicable recipient’s continuous service as a full-time employee of the Company through such date. Each grant of Retention RSUs is subject to the terms and conditions of the 2015 Plan and the applicable award agreement. Retention RSUs for the Company’s executive officers are as follows: Roxi (Yafei) Wen – 102,000 Retention RSUs; Thomas R. Brida – 54,000 Retention RSUs; Robert L. Nussbaum – 54,000 Retention RSUs; and Robert F. Werner – 54,000 Retention RSUs.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 25, 2022

INVITAE CORPORATION

By:	/s/ Yafei (Roxi) Wen
Yafei (Roxi) Wen
Chief Financial Officer